Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TETRA Technologies, Inc. 401(k) Retirement Plan
The Woodlands, Texas

We consent to the incorporation by reference in the Registration Statement No. 333‐149348 on Form S‐8 of our report dated June 29, 2023, with respect to the financial statements and supplemental schedule of the TETRA Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11‐K) for the year ended December 31, 2022.

/s/Calvetti Ferguson

Houston, Texas
June 29, 2023